UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2013

MITEL NETWORKS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Canada	001-34699	98-0621254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Legget Drive

Ottawa, Ontario K2K 2W7

(Address of Principal Executive Offices) (Zip Code)

(613) 592-2122

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On December 11, 2013, Aastra Technologies Ltd. (“Aastra”) published its Notice of Special Meeting and Management Proxy Circular (the “Circular”) relating to the previously announced arrangement providing for the acquisition by Mitel Networks Corporation (the “Registrant”) of all of the outstanding common shares of Aastra.

The furnishing of the Circular as Exhibit 99.1 to this Current Report on Form 8-K does not constitute a solicitation of proxies or an offer to sell or a solicitation of an offer to buy any security. Except for the information regarding the Registrant contained or incorporated by reference in the Circular, the information contained or incorporated by reference in the Circular has been provided or publicly filed by Aastra. Although the Registrant has no knowledge of any errors or inaccuracies in such information provided or publicly filed by Aastra, the Registrant has not independently verified the absence of such errors or inaccuracies and disclaims any responsibility therefor. The Circular was filed in Canada on the System for Electronic Document Analysis and Retrieval (SEDAR) under Aastra’s profile page on December 11, 2013.

The information set forth in this Report on Form 8-K, including Exhibit 99.1 attached, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Notice of Special Meeting and Management Proxy Circular, dated December 11, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2013

MITEL NETWORKS CORPORATION

By:	/s/ Greg Hiscock
Name:	Greg Hiscock
Title:	General Counsel & Corporate Secretary